Exhibit 99.1
Press Release
For Immediate Release

Contact:	Christopher D. Myers
President and CEO
(909) 980-4030
CVB FINANCIAL CORP. ANNOUNCES FIRST QUARTER 2011
EARNINGS RELEASE DATE, CONFERENCE CALL AND
WEBCAST
ONTARIO, Calif., April 4, 2011 — CVB Financial Corp. (NASDAQ: CVBF) and its subsidiary Citizens Business Bank today announced that it plans to release its financial results for the first quarter ended March 31, 2011 after the market closes on April 20, 2011. Management will hold a conference call at 8:30 a.m. Pacific time/11:30 a.m. Eastern time on April 21, 2011 to discuss the Company’s first quarter 2011 financial results.
To listen to the conference call, please dial (877) 317-6789. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available through April 28, 2011. To access the replay, please dial (877) 344-7529, passcode 449750.
The conference call will also be simultaneously webcast over the Internet; please visit the Company’s website at www.cbbank.com and click on the CVB Investor tab to access the call from the site. Access the website 15 minutes prior to the call to download any necessary audio software. This webcast will be recorded and available for replay on the Company’s website approximately two hours after the conclusion of the conference call, and will be available on the website for twelve months.
About CVB Financial Corp.
CVB Financial Corp. is the holding company for Citizens Business Bank, a $6.4 billion in assets financial services company based in Ontario, California. Citizens Business Bank serves 41 cities with 43 Business Financial Centers and five Commercial Banking
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Centers in the Inland Empire, Los Angeles County, Orange County and the Central Valley areas of California. Citizens Trust, the Bank’s wealth management and investment division, has $2.1 billion in assets under management and administration.
Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of CVBF. For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the CVB Investor tab.
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